Exhibit 99.1


                                     CTB
                             INTERNATIONAL CORP.
              P.O. BOX 2000 o MILFORD, INDIANA 46542-2000 U.S.A.
                    PHONE 574 658 4191 o FAX 574 658 3472
              E-MAIL: ctbc@ctbinc.com o INTERNET: www.ctbinc.com
                                 NASDAQ: CTBC


FOR IMMEDIATE RELEASE                                      RELEASE #020906 HSR

Contact: Don Steinhilber, Vice President and Chief Financial Officer,
         (574) 658-4191

                BERKSHIRE HATHAWAY AND CTB INTERNATIONAL CLEAR
                       HART-SCOTT-RODINO WAITING PERIOD

MILFORD, Ind., September 6, 2002 - CTB International Corp. (NASDAQ: CTBC) announced today that early termination of the waiting period under the Hart-Scott-Rodino Act of 1976 for Berkshire Hathaway Inc.'s (NYSE: BRK.A, BRK.B) acquisition of CTB was granted on September 3, 2002. The result of this early termination is that a condition required to complete the merger contemplated by the Agreement and Plan of Merger executed by Berkshire, C Acquisition Corp., a wholly owned subsidiary of Berkshire, and CTB on August 16, 2002 has been satisfied.

Completion of the merger still remains subject to certain other conditions, including, among others, clearance from the German Federal Cartel Office on the antitrust filing regarding the merger and approval of the merger by the shareholders of CTB. American Securities Capital Partners (ASCP), the Chocola family, who are descendents of CTB's founder Howard Brembeck, and certain members of management have entered into a shareholders agreement with Berkshire pursuant to which they have agreed to vote the shares under their control representing more than 55 percent of outstanding shares in favor of the transaction.

CTB International Corp. is a leading designer, manufacturer and marketer of equipment and systems for the poultry, hog, egg production and grain industries. It has more than 1,300 employees and has facilities throughout the United States, Europe and Latin America and a worldwide distribution network. (For more information, see www.ctbinc.com.)

Berkshire Hathaway Inc. is a holding company owning subsidiaries engaged in a number of diverse business activities. The most important of these is these is property and casualty insurance


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business conducted on both a direct and reinsurance basis through a number of subsidiaries. (See www.berkshirehathaway.com.)

American Securities Capital Partners is the private-equity investment arm of American Securities, a family office founded in 1947 by the late William Rosenwald, to manage his share of his family's Sears Roebuck fortune. ASCP is currently investing its third private-equity investment fund with outside investors, a fund with commitments of $650 million that was raised in 2001. (See www.american-securities.com.)

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
In addition to historical information, this document contains certain statements representing CTB International Corp.'s expectations or beliefs concerning future events. These statements are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, which provides a safe harbor for such statements. The use of words such as "anticipates," "believes," "estimates," "expects," "intends," "plans," "projects," "could," "may," "will" or similar expressions are intended to identify these statements. CTB's actual results could differ materially from those expressed or implied by such forward-looking statements. CTB cautions that these statements are further qualified by other important factors, including, but not limited to those set forth in CTB's Form 10-K filing and its other filings with the Securities and Exchange Commission. CTB undertakes no obligation to release publicly any revisions to forward-looking statements in this document to reflect new circumstances or unanticipated events as they occur.


CTB International Corp. will file a proxy statement and other documents regarding the proposed merger described in this press release with the U.S. Securities and Exchange Commission (SEC). Investors and security holders are urged to read the proxy statement when it becomes available, because it will contain important information about CTB, the proposed transaction and related matters. A definitive proxy statement will be sent to security holders of CTB seeking their approval of the transaction. Investors and security holders may obtain a free copy of the definitive proxy statement (when available) and other documents filed by CTB with the SEC at the SEC's web site at www.sec.gov.

CTB and its directors, executive officers and certain other members of management and other employees may be deemed to be participants in the solicitation of proxies of CTB shareholders to approve the proposed merger. Such persons may have interests in the merger, including as a result of holding options or shares of CTB stock. Berkshire may also be deemed a participant in such solicitation by virtue of its execution of the definitive merger agreement and shareholders agreement. A detailed list of the names, affiliations and interests of the participants in the solicitation will be contained in the proxy statement that will be filed by CTB with the SEC.

The definitive proxy statement (when available) and other related SEC documents may also be obtained free of cost by directing a request to the following investor relations contact:

Susan Hight
Manager of Corporate Communications
CTB International Corp.
(574) 658-4191


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